As filed with the Securities and Exchange Commission on January 9, 2015

Registration No. 333-87554

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MANPOWERGROUP INC.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	39-1672779
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
7363 (Primary Standard Industrial Classification Code Number)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of Principal Executive Offices)	(Zip Code)

Richard Buchband

Senior Vice President, General Counsel and Secretary

ManpowerGroup Inc.

100 Manpower Place

Milwaukee, Wisconsin  53212

(414) 961-1000

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Dennis F. Connolly

Godfrey & Kahn, S.C.

780 N. Water Street

Milwaukee, Wisconsin  53202

(414) 273-3500

Approximate date of commencement of proposed sale of the securities to the public:  Not Applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

ManpowerGroup Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-4 Registration Statement to deregister certain securities originally registered by the Company pursuant to its Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 3, 2002, as amended on May 23, 2002, (Registration Statement No. 333-87554) with respect to shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  The Company hereby deregisters 893,433 shares of Common Stock, which constitutes all of the shares that remained unissued under the Registration Statement as of the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on January 9, 2015.

MANPOWERGROUP INC.

By:  /s/ Richard Buchband

Richard Buchband

Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-4 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jonas Prising Jonas Prising	Chief Executive Officer and Director (Principal Executive Officer)	January 9, 2015

/s/ Michael J. Van Handel Michael J. Van Handel	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 9, 2015

Directors:

Marc J. Bolland, Gina R. Boswell, Cari M. Dominguez, William Downe, Patricia A. Hemingway-Hall, Jeffrey A. Joerres, Roberto Mendoza, Ulice Payne, Jr., Jonas Prising, Paul Read, Elizabeth P. Sartain, John R. Walter, Edward J. Zore.

*By: /s/ Richard Buchband Richard Buchband	As Attorney-in-Fact*	Date: January 9, 2015

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

Exhibit Index

Exhibit No.	Description

24	Power of Attorney